SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 3, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 3, 2020, the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) has appointed Ralph J. Andretta as the Company’s President, Chief Executive Officer and a member of the Company’s Board. Mr. Andretta, 58, served most recently as the Managing Director and Head of US Cards for Citigroup where he was employed in various roles since 2011. Mr. Andretta has also served in various executive roles at both Bank of America and American Express during his greater than 25-year career in the card industry.

The Board set Mr. Andretta’s annual base salary at $990,000, prorated from his start date for 2020. Mr. Andretta’s performance-based non-equity incentive plan target payout percentage will be 150% of his annualized base salary, with 2020 performance measured 20% on strategic and operational objectives established by the Board and 80% at the Board’s discretion at measurement in early 2021. Mr. Andretta’s long-term equity incentive compensation will be based on an award level of $3,712,500, with (i) 20% granted in time-based restricted stock units vesting 33%/33%/34% on the first, second and third anniversary of the grant date provided that Mr. Andretta remains employed by the Company on such dates and (ii) 80% granted in performance-based restricted stock units with performance metrics and vesting schedules established in the annual grant cycle in early 2020. Further, in recognition of the earned compensation forfeited upon termination of Mr. Andretta’s prior employment, the Board approved a make-whole award in the aggregate amount of $5,954,850 to be distributed to Mr. Andretta as follows: a $1,860,000 cash payment in March 2020, a $972,677 cash payment in each of July 2020 and January 2021, a $620,000 grant of time-based restricted stock units vesting over three years as described above and a $1,529,496 grant of time-based restricted stock units vesting over two years, each to be made in February 2020.

On February 6, 2020, the Compensation Committee of the Board set Mr. Horn’s 2020 annual base salary at $700,000 and established Mr. Horn’s performance-based non-equity incentive plan target payout percentage at 200% of his base salary, with performance to be measured at the Compensation Committee’s discretion in early 2021 based on a combination of the performance of both the Company and the LoyaltyOne segment, his transition support for the CEO and CFO and the completion of certain strategic objectives. Consistent with 2019, Mr. Horn will not receive a long-term equity incentive compensation award.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date:February 7, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary